Exhibit 99.1

News For Immediate Release 4100 Spring Valley Road, Ste 1002, Dallas, TX 75244
Panda Ethanol Inc.
Media or Investors:
Bill Pentak, (972) 361-1200
breakingnews@pandaethanol.com
Panda Ethanol, Inc. to Deregister with the SEC
DALLAS — March 6, 2009 — Panda Ethanol, Inc. [PDAE.OB] announced today that on or about March 30, 2009, it intends to file a Form 15 with the Securities and Exchange Commission to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and suspend the company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The company is eligible to file Form 15 because its common stock is held of record by less than 300 persons.
Darol Lindloff, the chief executive officer of Panda Ethanol, stated that “after evaluating and discussing the options before the company, especially in light of the bankruptcy filings by our Hereford subsidiaries, the company’s board of directors has determined that the benefits of remaining a reporting public company were outweighed by the financial costs of complying with the associated regulatory requirements. As a result, the board has concluded that going dark is in the best interest of the company and its stockholders.”
As previously disclosed, on January 23, 2009, the company’s subsidiaries holding and managing its Hereford ethanol refinery filed voluntary petitions for relief under Chapter 11 of United States Bankruptcy Code. The company does not anticipate that it or its shareholders will receive any proceeds from the sale of the Hereford facility. The company will continue to manage construction and operations at the Hereford facility during the bankruptcy cases. However, the company no longer has control of the facility and could be replaced as manager upon completion of the sale of the Hereford facility. The company is currently assessing its options with respect to future operations and/or projects.

As previously disclosed, due to current economic and market conditions, activities on the company’s other development projects are on hold.
In connection with the deregistration process, the company’s common stock will no longer be eligible for quotation on the OTC Bulletin Board. The company anticipates that its shares of common stock will be quoted on the Pink Sheets, but there can be no assurance that any broker will make a market in the company’s common stock. Holders of restricted shares of the company’s common stock should be aware that once the company suspends its reporting obligations under the Exchange Act, such holders will no longer be permitted to rely on Rule 144 under the Securities Act of 1933, as amended, to effect public resales of such common stock. Rule 144(i) prohibits the use of Rule 144 for the resale of securities that were issued by a company that was a shell company at or before the time of issuance and that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The company’s predecessor, Cirracor, Inc., was a shell company.
Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Panda Ethanol intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Panda Ethanol’s actual results to differ materially from those discussed in any such forward-looking statement. These risks, factors, and conditions include, but are not limited to, the ability of the Company to complete the deregistration process, whether a broker will make a market in the Company’s common stock after deregistration, as well as the risks and uncertainties set forth in the Company’s Quarterly Reports on Form 10-Q filed on November 14, 2008, August 19, 2008 and May 20, 2008 and our Annual Report on Form 10-K filed on April 15, 2008 and its annual and quarterly reports filed with the Securities and Exchange Commission. In addition, new factors, risks and uncertainties may emerge from time to time. Panda Ethanol undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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